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                                   EXHIBIT 7.1

                             JOINT FILING AGREEMENT

        The undersigned hereby agree that Amendment No. 1 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of them.

Dated: August 17, 2001

                                          Warren H. Feldman, Individually


                                          /s/ Warren H. Feldman
                                          --------------------------------------
                                          Warren H. Feldman

                                          The Warren H Feldman Family L.L.C.


                                          By:  /s/ Warren H. Feldman
                                               ---------------------------------
                                               Warren H. Feldman, Manager